Exhibit 99.1

PRESS RELEASE

Contact:	Steve Solomon	Ed Lewis
	Citadel Security Software Inc.	CEOcast, Inc.
	(214) 750-2454	(212) 732-4300 x222
ssolomon@citadel.com

Citadel Security Software Reports Second Quarter 2004 Results
Company Reports 342% Increase in Quarterly Revenue;
Expects to Generate Pre-Tax Operating Profit for Second Half of Fiscal 2004

Dallas, TX -August 5, 2004--Citadel Security Software Inc. (NASDAQ:CDSS), a leader in full life cycle vulnerability management and policy enforcement solutions through its automated vulnerability remediation (AVR) technology, today announced financial results for its second quarter ended June 30, 2004. Revenue for the second quarter of 2004 increased 342 percent to $3,444,000, versus $779,000 for the second quarter of 2003. Revenue for the six months ended June 30, 2004 was $5,766,000, representing a 448 percent increase over the revenue for the six months ended June 30, 2003 of $1,053,000.

GAAP Results: The net loss to common shareholders for the quarter ended June 30, 2004 was $2,064,000, or $0.07 loss per share versus a net loss to common shareholders of $1,377,000, or $0.06 loss per share for the quarter ended June 30, 2003. The net loss to common shareholders for the six months ended June 30, 2004 was $3,785,000 or $0.13 loss per share, versus a net loss of $2,614,000 or $0.13 loss per share, for the six months ended June 30, 2003. The increase in the loss in the current periods versus the same periods last year is due to the planned growth in technical, sales and marketing personnel and the supporting infrastructure to address the burgeoning need for enterprise wide network security including full life cycle vulnerability management solutions as in Citadel’s Hercules and ConnectGuard software solutions.

Non GAAP Results: Non-GAAP pro forma results and related reconciliation, as outlined in the attached financial tables, exclude the effects of preferred dividends and the accretion of the preferred stock beneficial conversion feature. The pro forma loss for the second quarter of 2004 was $1.8 million, a $0.06 loss per share, versus $1.4 million, a $0.06 loss per share for the 2003 second quarter. For the six months ended June 30, 2004 the pro forma loss was $3.4 million, a $0.12 loss per share which compares to the pro forma loss of $2.6 million or $0.13 loss per share for the six months ended June 30, 2003.

Balance Sheet: At June 30, 2004 the Company had cash and cash equivalents of $11.5 million, current receivables of $3.3 million, a working capital position of $11 million and stockholders’ equity of $15 million. In addition, the Company has $2.7 million of borrowing capacity under its recently secured bank lines of credit. We believe the balance sheet strength positions the Company for growth in the second half of 2004. During the second quarter of 2004, deferred revenue and accounts receivable were reduced by approximately $1.7 million due to a system integrator's cancellation of an order because the integrator and the government agency had not concluded contract negotiations and the eventual terms of the integrator’s order from the government agency would most likely be different than the terms originally proposed in December 2003.

"We’re excited about the growing market understanding and subsequent focus on full life cycle vulnerability management as one of the most proactive ways to reduce or mitigate the high cost of network security vulnerabilities," said Steve Solomon, Citadel's CEO. "The public sector continues to contribute significantly to Citadel’s revenue but we are seeing the commercial sector realize that its current practices, utilizing manual methods and point tools, are not enough to eliminate vulnerabilities from their networks. The Company believes that its recent record order received from a large global communications and services company is a positive indication that there is an increasing demand for full life cycle vulnerability management solutions such as Hercules. We expect to see an increase in the number and size of proposals that we are directly asked to participate in from both corporations and government agencies. We have also experienced increased activity from our strategic partners, which we believe will help us grow rapidly in 2005."

Accomplishments during and since the quarter ended June 30, 2004 include the following:

·	Gross Margin Expansion. The Company increased its gross margin from 79 percent in the first quarter to 83 percent in the second quarter. During the first half of 2003, the Company’s gross margin was 80 percent.
·	NASDAQ Listing. The Company’s common stock was approved for listing on the NASDAQ Small Cap Market, and began trading Friday, April 30, 2004 under the company’s current ticker symbol "CDSS."
·	New Hires. The Company expanded its professional services and sales organization with the addition of highly experienced consultants and business development representatives. New executive appointments made were Craig DeAngelis, VP Professional Services and Frank Reina, VP Western Region Sales.
·	Geographic Expansion. The Company opened an office in the Washington D.C. area to provide full-service sales, marketing, contract management and customer support to the public sector.
·	New Version of Hercules. The Company announced the availability of Hercules® 3.0, the next generation of its vulnerability management solution, with extended platform support, increased administrator control and built-in policy compliance templates for government and corporate mandates, such as Sarbanes-Oxley, Gramm-Leach-Bliley, FISMA and SANS Top 20.
·	New Product Development. The Company released the industry’s first host-based quarantine remediation solution, ConnectGuard™ for endpoint security. The ConnectGuard solution quarantines all traffic from remote and local machines reconnecting to the network, checks for security policy compliance and performs remediations on out-of-compliance machines before allowing them to connect back to the network.
·	Growing Government Recognition of Need for Vulnerability Management. Mr. Solomon testified on June 2, 2004 at a congressional oversight hearing on "Information Security—Vulnerability Management Strategies and Technology." The hearing was before the Congressional Subcommittee on Technology, Information Policy, Intergovernmental Relations and the Census.
·	Record Commercial Order. In July 2004, the Company received a record commercial order of $1.7 million to provide an enterprise-wide vulnerability management solution to a leading global communications provider.

Business Outlook: The Company reiterates its expectation to report full-year 2004 revenue of between $18.5 million and $21 million. The Company expects to generate pre-tax operating income for the second half of its fiscal year of $1.0 million to $2.0 million. Gross margins are expected to improve during the second half of the Company’s fiscal year versus the first-half results.

The Company’s results are expected to be impacted by increased investments in key sales and marketing personnel, trade show and marketing activities, with increased marketing initiatives targeted at corporate customers and higher investments in increased research and development activities surrounding the next release of Hercules. Due to the improvements to the development process, which we believe will enhance product delivery and functionality, the Company expects to capitalize less of its software development costs than previously anticipated. Citadel also created a Professional Services organization to support its Enterprise Customers and Partner relationships to provide training, implementation, and network security architecture services. The Company expects to have approximately 135 to 150 employees by year end 2004. We expect capital expenditures for full year 2004 will approximate $5 million, consisting primarily of information technology assets to support our infrastructure and customers. The Company does not anticipate that it will provide quarterly guidance as revenues are still expected to be concentrated in several large transactions and, therefore, the timing of the revenue may be difficult to forecast on a quarterly basis.

Mr. Solomon and Richard Connelly, CFO, will host a conference call and live Webcast at 4:30 p.m. Eastern Time today. Interested participants may call 800-299-9086 when calling within the United States or 617-786-2903 when calling internationally. Please reference participant passcode number 71336189. This call is being webcast by CCBN and will be available from the Investor Relations section of the company's corporate website or by going directly to http://www.Citadel.com/2qwebcast/ and via replay beginning two hours after the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

About Citadel

Citadel Security Software Inc., a leader in full life cycle vulnerability management solutions powered by AVR technology, helps enterprises effectively neutralize security vulnerabilities. Citadel's patent-pending, Common Criteria EAL 3 certified Hercules® technology provides users with full control over the automated remediation process, enabling efficient aggregation, prioritization and resolution of vulnerabilities detected by industry-standard vulnerability assessment tools. SecurePC™ and NetOFF™ products enable companies to enforce security policies from a single point of control. Citadel's solutions enable organizations to ensure the confidentiality of information, reduce the time and costs associated with the inefficient manual remediation process, and facilitate compliance with organizational security policies and government mandates such as FISMA, HIPAA and Gramm-Leach-Bliley legislation. For more information on Citadel, visit www.citadel.com, or contact the Company at (214) 520-9292.

Safe Harbor/Forward-looking Statements:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "forecast," "may," "will," "could," "should," "anticipate," "expect," "plan," "believe," "potential" or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: the current economic and geopolitical environment; current information technology spending trends; the uncertainty of funding of government information technology security projects; a lack of Citadel operating history; uncertainty of product acceptance; uncertainty of ability to compete effectively in a new market; the uncertainty of profitability and cash flow of Citadel; intellectual property rights and dependence on key personnel; economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the competitive environment and other trends in the company's industry; changes in laws and regulations; changes in the company's business plans; interest rates and the availability of financing; liability and other claims asserted against the company; labor disputes; the company's ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see the company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the company's business or events described in any forward-looking statements. The company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Editor’s Note: Citadel is a trademark and Hercules is a registered trademark of Citadel Security Software.

USE OF NON-GAAP FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Citadel reports non-GAAP financial results. Non-GAAP proforma loss and proforma loss per share exclude the effects of the preferred stock dividends and the accretion of the preferred stock beneficial conversion feature. Citadel’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Citadel uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2004	2003	2004	2003
Reconciliation of Non-GAAP pro forma loss and loss per share to GAAP loss and loss per share

GAAP loss to common shareholders as reported in the Statements of Operations	$(2,064,357)	$(1,376,520)	$(3,784,950)	$(2,614,202)

Add Back:
Preferred stock dividends	187,500	-	289,940	-
Accretion of preferred stockbeneficial conversion feature	61,542	-	92,313	-
Pro forma net loss	$(1,815,315)	$(1,376,520)	$(3,402,697)	$(2,614,202)

Weighted average common shares Outstanding - basic and diluted	29,467,112	21,330,819	28,944,399	19,824,000

Pro forma loss per share	$(0.06)	$(0.06)	$(0.12)	$(0.13)

Pro forma loss per share is computed by dividing pro forma net loss by weighted average shares outstanding.

FINANCIAL TABLES
CITADEL SECURITY SOFTWARE INC.
BALANCE SHEETS

	June 30,
	2004	December 31,
	(unaudited)	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,523,948	$5,092,161

Accounts receivable-trade, less allowance of $137,676 and $78,500	3,272,259	1,699,154
Prepaid expenses and other current assets	942,508	214,655
Total current assets	15,738,715	7,005,970

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,454,945 and $1,213,427	1,304,491	635,748
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of accumulated amortization of $3,596,861 and $3,145,138	3,398,349	2,075,169
OTHER ASSETS	91,666	17,243
TOTAL ASSETS	$20,533,221	$9,734,130

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$186,101	$-
Accounts payable and accrued expenses	1,428,455	1,372,826
Payroll tax obligations	237,390	252,317
Accrued compensation	1,322,267	516,128
Deferred revenue	1,561,063	2,805,195
Preferred stock dividends payable	187,500	-
Notes and advances payable to related parties	-	16,903
Total current liabilities	4,922,776	4,963,369

LONG-TERM DEBT	611,475	-
Total liabilities	5,534,251	4,963,369

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK, 1,000,000 shares authorized; 15,000 and 0 shares $1,000 stated value per share;	10,578,763	-
COMMON STOCK, $.01 par value per share; 50,000,000 shares authorized; 29,489,629 and 27,830,511 shares issued and outstanding	294,896	278,305
ADDITIONAL PAID-IN CAPITAL	44,145,376	41,109,824
ACCUMULATED DEFICIT	(40,020,065)	(36,617,368)
STOCKHOLDERS' EQUITY	14,998,970	4,770,761
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,533,221	$9,734,130

CITADEL SECURITY SOFTWARE INC.
UNAUDITED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2004	2003	2004	2003
Revenue
License fees	$2,922,243	$686,006	$4,742,078	$873,604
Customer support and services	521,556	93,055	1,023,836	179,387
Total revenue	3,443,799	779,061	5,765,914	1,052,991

Costs of revenue
Software amortization	261,757	90,006	451,723	136,452
Customer support and services costs	320,795	35,323	623,460	57,110
Shipping and other costs	309	17,885	5,175	18,452
Total costs of revenue	582,861	143,214	1,080,358	212,014

Operating expenses
Selling, general and administrative expense	4,004,826	1,584,460	6,946,290	2,870,105
Product development expense	566,935	94,511	957,100	160,216
Depreciation expense	138,262	41,150	241,518	79,194
Total operating expenses	4,710,023	1,720,121	8,144,908	3,109,515
Operating loss	(1,849,085)	(1,084,274)	(3,459,352)	(2,268,538)

Interest income	45,091	-	72,011	-
Interest expense	(18,322)	(67,246)	(25,275)	(120,664)
Other income expense	7,001	-	9,919	-
Write-off of note receivable from related party	-	(225,000)	-	(225,000)
Loss before income taxes	(1,815,315)	(1,376,520)	(3,402,697)	(2,614,202)

Provision for income taxes	-	-	-	-
Net loss	(1,815,315)	(1,376,520)	(3,402,697)	(2,614,202)
Preferred stock dividends	(187,500)	-	(289,940)
Accretion of preferred stock beneficial conversion feature	(61,542)	-	(92,313)
Net loss to common shareholders	$(2,064,357)	$(1,376,520)	$(3,784,950)	$(2,614,202)

Net loss per share to common shareholders
- basic and diluted	$(0.07)	$(0.06)	$(0.13)	$(0.13)

Weighted average common shares outstanding -
basic and diluted	29,467,112	21,330,819	28,944,399	19,824,000

CITADEL SECURITY SOFTWARE INC.
UNAUDITED STATEMENTS OF CASH FLOWS

	SIX MONTHS ENDED
	JUNE 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,402,697)	$(2,614,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	693,241	215,646
Provision for returns, allowances and bad debts	59,176	6,189
Amortization of debt issue costs	4,013	-
Amortization of debt discount	-	47,083
Common stock and warrants issued for services	-	60,747
Beneficial conversion feature of convertible debt recognized as interest expense	-	53,650
Write-off of note receivable from related party	-	225,000
Changes in operating assets and liabilities
Accounts receivable-trade	(1,632,281)	(189,718)
Prepaid expenses and other current assets	(727,853)	(41,600)
Other assets	(6,202)	-
Accounts payable and accrued expenses	55,628	390,903
Payroll tax obligations	(14,927)	(123,408)
Accrued compensation	806,139	104,419
Deferred revenue	(1,244,132)	251,969
NET CASH USED IN OPERATING ACTIVITIES	(5,409,895)	(1,613,322)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(910,261)	(155,019)
Capitalized software development costs	(1,774,902)	(902,769)
Payment received on note receivable	-	201,000
Issuance of note receivable to CT Holdings	-	(225,000)
NET CASH USED IN INVESTING ACTIVITIES	(2,685,163)	(1,081,788)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of preferred stock	13,797,283	-
Net borrowings on bank lines of credit	797,576	-
Debt issuance costs	(26,396)	-
Net proceeds from the issuance of common stock	-	2,397,467
Net proceeds from the exercise of warrants	11,100	1,122,814
Net proceeds from exercise of employee stock options	66,624	-
Proceeds of notes and advances from related parties	-	525,733
Payments on notes and advances from related parties	(16,903)	(1,091,000)
Preferred stock dividends paid	(102,439)	-
Payments on notes payable	-	(225,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	14,526,845	2,730,014
Net increase in cash and cash equivalents	6,431,787	34,904
Cash and cash equivalents at the beginning of the period	5,092,161	12,829
Cash and cash equivalents at the endof the period	$11,523,948	$47,733